UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 10, 2012

Date of Report (Date of earliest event reported)

Zynga Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35375	42-1733483
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

699 Eighth Street

San Francisco, CA 94103

(Address of principal executive offices and zip code)

(855) 449-9642

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2012, Jeff Karp, Chief Marketing and Revenue Officer of Zynga Inc., a Delaware corporation (the “Company”), resigned from his position as an officer of the Company. Pursuant to a transition and separation agreement, Mr. Karp will continue to be employed by the Company, in a non-officer capacity, and will provide transition services to the Company through September 22, 2012 (the “Separation Date”), during which time he will continue to receive his regular salary and remain eligible for the Company’s standard benefits available generally to other employees of the Company. The Company will also pay Mr. Karp, as severance, an amount in cash equal to the equivalent of three months of his base salary in effect as of the Separation Date. In addition, the Company will pay Mr. Karp an amount in cash equal to three months of premium payments to extend his health insurance under COBRA. The Company will accelerate the vesting of 100,000 unvested Zynga Stock Units under Mr. Karp’s previous award. In connection with his resignation, Mr. Karp agreed to a standard general release of claims.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYNGA INC.

Dated: September 10, 2012	By:	/s/ Reginald D. Davis
Reginald D. Davis
Senior Vice President, General Counsel and Secretary